Exhibit 99.1
Working

Table of Contents

1. INTRODUCTION	1
Who Must Follow These Guidelines	1
Employee Responsibilities	1
Leadership Responsibilities	2
Penalties for Violating the Working with Integrity Guidelines	2

2. HOW TO RAISE AN INTEGRITY CONCERN OR POSSIBLE ETHICS VIOLATION	3
What Happens When an Integrity Concern or Ethics Violation Reported	3

3. INTEGRITY OF COMPANY BOOKS AND RECORDS	5
Financial and Public Reporting	5
Falsification or Alteration of Records	5
Authorization	6
Internal Controls	6
Relationship with Auditors	7
Expense Reporting	7
Retention of Records	8

4. FAIR EMPLOYMENT PRACTICES	8

5. APPEARANCE OF IMPROPRIETY/ CONFLICTS OF INTEREST	9
Business Opportunities	9
Gifts and Entertainment	10
Discounts	12
Outside Activities	12
Volunteer Activities	12
Board Memberships	12
Direct Investments and Other
Financial Opportunities	12
Investments	12
Financial Opportunities	13
Employment of Family Members	13
Bribes, Kickbacks and Other	13
Improper Payments	14

6. SAFETY, HEALTH AND THE ENVIRONMENT	14

7. USE AND PROTECTION OF COMPANY
ASSETS	14
Physical Assets	14
Information and Communication Systems	15
Intellectual Property and Proprietary Information	16

8. PROPERTY RIGHTS OF OTHERS	16

9. CUSTOMER ACCOUNTS	17

10. CUSTOMER AND EMPLOYEE PRIVACY	17

11. ANTITRUST LAWS	18

12. INSIDE INFORMATION	19

13. INTERNATIONAL BUSINESS	20

14. POLITICAL CONTRIBUTIONS AND ACTIVITIES	21
Corporate Contributions	21
Employee Political Participation	21

15. WAIVERS	22

16. CONCLUSION	22

17. Working with Integrity Communications Form	23

1. INTRODUCTION
Windstream is committed to conducting business in a manner that is ethical and promotes the best interests of its stockholders, employees, and customers. Windstream expects every employee and member of the board of directors to be ethical and honest, comply with the law, and avoid any appearance of impropriety or conflict of interest. You should treat everyone you meet in the course of doing business with fairness and respect.
This Working with integrity brochure provides basic guidelines to assist you in identifying activities and behaviors that are appropriate in important areas of business conduct. Windstream expects you to comply with these Working with Integrity guidelines and use good judgment in applying them to your conduct. Ethical decision making is not always easy, and these guidelines do not explain the appropriate ethical behavior for every situation. As a guide to aid you in ethical decision-making, ask yourself these questions:
Is it legal?
Does it feel right?
Will it reflect negatively on me or on Windstream?
Would I be embarrassed if others knew about it?
How would this look in the newspapers?
Can I sleep at night?
Who Must Follow These Guidelines
These guidelines apply to all Windstream employees and members of the board of directors. In addition, Windstream employees are encouraged to share these guidelines with third parties with whom Windstream is doing business. Windstream employees and board members are never authorized to commit, or direct others to commit, any illegal or unethical act. Employees and board members must not engage in conduct or activity that may raise questions as to Windstream’s honesty, impartiality, or reputation, or otherwise cause embarrassment to the company.
Employee Responsibilities
You have an obligation to uphold and carry out Windstream’s commitment to lawful and ethical business conduct. This obligation requires you to:
•	Have a thorough understanding of and comply with these Working with Integrity guidelines, as well as the legal requirements and other company policies that apply to your work.

•	Seek advice from your supervisor, manager or human resources representative when you are in doubt about the best course of action in a particular situation or have questions regarding these guidelines.

•	Report promptly any business practice or other activity that you believe may be a possible violation of law or the Working with Integrity guidelines.

•	Raise your concern again through one of the other channels Windstream makes available to you if you believe the concern has not been satisfactorily addressed.

•	Cooperate fully in any company investigation related to possible violations of law or these guidelines and maintain the confidentiality of such investigation.
Leadership Responsibilities
Windstream’s leaders, at every level, should serve their employees by internalizing the following values:
•	Respect

•	Integrity

•	Personal Courage

•	Inspiration

•	Knowledge

•	Results

•	Vision

•	Change
In dealing with ethical issues, Windstream management will:
•	Create and maintain a culture of integrity and honesty by leading through example, ensuring compliance with these guidelines, and encouraging employees to raise integrity concerns.

•	Prevent and detect ethical violations by providing education and awareness to employees, monitoring activities in respective areas of responsibility, and implementing appropriate measures to detect violations.

•	Respond to ethical concerns by promptly addressing issues and taking corrective action, enhancing internal controls as needed, and appropriately disclosing actions as required by law.
Penalties for Violating the Working with Integrity Guidelines
Compliance with applicable laws and these guidelines will be strictly enforced. If you fail to comply with them, you will be subject to corrective action, up to and including termination of employment. Following are examples of conduct that violate these guidelines and may result in discipline:
•	Any action that violates a Windstream policy or applicable law.

•	Any request of another employee or third party to violate a Windstream policy or applicable law.

•	Failure to report a known or suspected ethics violation.

•	Failure to cooperate in an investigation of a suspected ethics violation.

•	Retaliation against an employee for reporting an ethics violation.

2. HOW TO RAISE AN INTEGRITY CONCERN OR POSSIBLE ETHICS VIOLATION
One of the most important responsibilities you have as a Windstream employee is the obligation to report possible workplace violations of law or these Working with Integrity guidelines. Windstream encourages you to fulfill this responsibility and to seek advice when in doubt about the best course of action in a particular situation.
Windstream offers you several alternatives for obtaining compliance advice and reporting possible violations of applicable law or these guidelines. You may contact your:
•	Supervisor or the next level of management above your supervisor,

•	Human resources department representative, or

•	Any member of the compliance committee.
You may raise a concern either orally or in writing. To contact a member of the compliance committee, use the Working with Integrity communication form located on the Intranet at http://internal.windstream. com/hr/will/ethics/.
If you are not comfortable discussing your inquiry with any of the foregoing individuals or are not satisfied with a response to your inquiry, you may contact:
Windstream’s Working with Integrity Helpline 1-888-898-3990
Windstream’s Working with Integrity Website https://www.tnwinc.com/webreport
The Working with Integrity helpline and website have been established to provide you channels to report possible violations confidentially and anonymously. Both the helpline and website are staffed by The Network, Inc., an independent third party. When contacting the helpline or website, you may provide your name if you wish, but you are not required to do so. Trained operators, who are not employed by Windstream, staff the Windstream helpline twenty-four hours per day, seven days a week. Information provided to The Network, Inc. is promptly transmitted to the appropriate Windstream department for investigation. When you contact the helpline or website, your report will be assigned a tracking number that will enable you to receive an update on the reported matter or provide additional information.
What Happens when an Integrity Concern or Ethics Violation is Reported
The Working with Integrity program is overseen by Windstream’s compliance committee, which is comprised of Windstream’s chief legal officer, chief financial officer, and chief human resources officer. The compliance committee is responsible for ensuring that appropriate policies and procedures exist to help you comply with Windstream’s expectations of ethical conduct.

The Internal Audit Department reviews each report of a possible violation of law or these guidelines on behalf of the compliance committee and refers the report to the appropriate department for investigation. The Internal Audit Department reports all complaints and concerns to the compliance committee. Complaints and concerns relating to Windstream’s accounting, internal accounting controls or auditing matters are investigated by members of the Internal Audit Department and reported to the audit committee of Windstream’s board of directors.
Windstream prohibits any employee from taking retaliatory action against anyone for making a good faith report of a possible violation or assisting in an investigation of a possible violation. If you suspect that you have been retaliated against for reporting a possible violation or assisting in an investigation, you should contact your supervisor, your human resources department, or a member of the compliance committee immediately.
Questions and Answers
Q.	I am concerned that my supervisor may retaliate against a coworker and me if we report a possible ethical violation. What should I do?
A.	You have an obligation to report the possible ethical violation. Windstream prohibits any employee from taking retaliatory action against you for making a good faith report of a possible violation or assisting in an investigation of a possible violation. If retaliation is suspected, the matter will be investigated. Corrective action will be taken immediately for any employee who retaliates directly or indirectly against any employee who reports a suspected ethics violation.
Q.	I am being asked by my supervisor to do something that I believe is unethical. What should I do?

A.	Do not do anything you think is wrong or unethical. Windstream expects every employee to be ethical and honest. You may want to consider expressing your concerns to your supervisor to avoid any misunderstandings. If you are not satisfied with the result, you can contact the next level of management above your supervisor. If you do not feel comfortable doing that or feel the issue has still not been resolved, contact the Working with Integrity helpline or website.

Q.	There are many different laws by which Windstream and I, as an employee, must abide. How can I be sure that I am not violating some technicality? How am I supposed to understand them all?

A.	Use your good judgment. If you do not understand the rules governing your job, it is your responsibility to seek guidance from your supervisor or immediate management. If you need additional guidance or assistance, contact Human Resources or the Legal Department.

Q.	I am concerned that my supervisor may be committing fraud against Windstream. If I am not sure, what should I do?

A.	It is your responsibility to make a good faith report of possible fraud or other ethical violations. You may report your concern anonymously through the helpline. An investigation will be initiated and handled swiftly and confidentially.

3. INTEGRITY OF COMPANY BOOKS AND RECORDS
Most Windstream employees are involved with company records of some kind, such as preparing time sheets or expense reports, approving invoices, signing for receipt of purchased materials, or preparing performance or production reports. Maintaining the integrity of all business records is essential to meeting Windstream’s financial, legal, regulatory, and operational objectives and requirements.
Financial and Public Reporting
As a public company, Windstream is required to follow prescribed accounting principles and disclosure standards to report financial and other information accurately and completely. Windstream also is required to have appropriate internal controls and processes in place to ensure that financial and other disclosures comply with the law and Securities and Exchange Commission regulations. If you have responsibility for or any involvement in these areas, you must understand and adhere to these principles and standards.
All employees with any responsibility for the preparation of Windstream’s public reports, including all employees involved in drafting, reviewing, and signing or certifying the information contained in those reports, have an obligation to ensure that Windstream’s financial statements, filings and submissions with the Securities Exchange Commission, and other public statements and disclosures are complete, fair, accurate, timely, and understandable.
All financial books, records and accounts must follow Windstream’s system of internal controls, as well as all generally accepted accounting principles, laws and regulations for accounting and public reporting. You must accurately and completely record and report all information, and you must not assist anyone with recording or reporting any information in an inaccurate or misleading way.
Violations of laws associated with financial and public reporting can result in fines, penalties, and imprisonment and they can lead to a loss of public faith in the company. Windstream relies on you to come forward if you become aware of any action related to financial or public reporting that you believe may be improper. You should immediately report it in accordance with these guidelines. If you wish to report your concerns anonymously, you can use the Working with Integrity helpline or website.
Questions and Answers
Q.	My supervisor asked me to hold an invoice for payment until the next quarter. What should I do?
A.	All goods and services rendered should be expensed, capitalized, or accrued for in the period in which the service is incurred. If you believe these goods or services are not being accounted for in the proper period, you should speak to someone in the General Accounting Department. You also may report your concern about your supervisor’s request through the Working with Integrity helpline or website.
Falsification or Alteration of Records
You may not, under any circumstances, falsify or alter records or reports, prepare records or reports that do not accurately or adequately reflect the underlying transactions or activities, or knowingly approve such conduct. Such behavior will result in corrective action.

Examples of prohibited practices include:
•	Making false or inaccurate entries or statements in any of Windstream’s books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity.

•	Manipulating books, records, or reports to intentionally hide or misrepresent the true nature of a transaction or activity.

•	Failing to maintain books and records that completely, accurately, and timely reflect all business transactions.

•	Maintaining any undisclosed or unrecorded company funds or assets.

•	Using funds for a purpose other than the described purpose.

•	Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.
Questions and Answers
Q.	My supervisor asked me to manipulate the totals in a report to improve our workgroup’s results. Is this appropriate?

A.	It is never appropriate to alter or falsify records or reports. If you suspect that you are being asked to manipulate information inappropriately, you should contact your local human resource representative or the Working with Integrity helpline.

Q.	I plan on working overtime in the next pay period. Can I input those hours now so they show up on this paycheck?

A.	No Your payroll time entry should accurately reflect the total hours worked for the specific pay period. It is not acceptable to inflate payroll hours or transfer hours from one period to another.
Authorization
Windstream has adopted a Schedule of Authorization that specifies which Windstream employees are empowered to enter into different types of commitments on behalf of the company. You are responsible for reviewing the Schedule of Authorization before signing any document on behalf of Windstream (see http:// internal.windstream.com/on_job/soa). Our suppliers and customers are not required to know if you have authorization to sign a given document.
Internal Controls
Internal controls are systems and processes that are designed to provide reasonable assurance that Windstream is properly managed and achieving its objectives. Windstream has internal controls in place to promote the efficiency and effectiveness of business operations, reduce the risk of asset loss, and help ensure the reliability of financial statements and compliance with laws and regulations. Examples of internal controls are authorization of expenditures, monitoring workgroup activities, and use of passwords for systems access.
Windstream’s management is responsible for creating strong and effective internal control systems. You must comply with the internal controls applicable to your job.

Relationship with Auditors
You must cooperate with and not attempt to improperly influence any external or internal auditor during his or her review of any financial statements or operations of the company. Examples of improper influence include purposefully providing misleading information to an auditor or arranging with another person to provide misleading information to an auditor, offering incentives implicitly or explicitly linked to the outcome of the audit or purposefully providing an auditor with an inaccurate legal analysis or business rationale.
Expense Reporting
When incurring expenses in the course of your duties as a Windstream employee, you are expected to act responsibly and in the best interests of Windstream. You must use your own good judgment to ensure that Windstream receives good value for every expenditure. You must comply at all times with the provisions of Windstream’s expense reporting policy, which is located on the Intranet at http://internal. windstream.com on_job/extensity/.
Expense reports must never seek reimbursement of expenses that are not incurred in, and related to, the course of your duties as a Windstream employee. This means that an expense report must never seek reimbursement for personal spending. Expense reports must be completed accurately and in a timely manner, showing the true purpose and correct amount of each expense item and, if applicable, the persons in attendance.
Each supervisor is responsible for reviewing all expense reports submitted by a subordinate, and verifying that such reports and the required receipts comply with these guidelines. No expense report should be approved with the understanding that the funds will be, or have been, used for a purpose other than what is described in the report. No supervisor should engage in practices intended to circumvent Windstream’s management authorization process, such as requesting a subordinate to incur and submit expenses for the supervisor so that the supervisor can approve the report.
Questions and Answers
Q.	While traveling, I incurred personal charges on my corporate credit card. Will the company reimburse me for these charges?

A.	No, the company will not reimburse personal charges. Personal charges should not normally be charged to your corporate credit card. However, if you incurred incidental personal charges on your receipt, such as a hotel receipt, you should pay the credit card company directly for those charges or pay personal charges with a personal credit card upon check out.

Q.	I lost a receipt from my last business trip. What should I do?

A.	Your supervisor will need to approve your expense report. You should document for your supervisor a description of your trip, its purpose, how you incurred the expense in question and its amount.

Retention of Records
Windstream records include internal and external documents prepared in the course of business. Windstream has a record retention policy for the systematic retention and destruction of these records. Each employee who maintains any Windstream records is responsible for reviewing and complying with Windstream’s document retention policy, which is located on the Intranet at http://internal.windstream.com/on_job/ recordsmanagement.
Destroying, shredding, or otherwise altering documents or records in order to impede a governmental investigation, lawsuit, audit, or examination is prohibited and may lead to criminal liability. If you are not sure that a document can be shredded or destroyed, consult your supervisor before doing so.
Questions and Answers
Q.	My supervisor has asked me to shred documents related to a project that has been completed within our department. Is this appropriate?

A.	The destruction of documents in the ordinary course of business is permissible if done in accordance with Windstream’s record retention policy.
4. FAIR EMPLOYMENT PRACTICES
Windstream hires, evaluates, and promotes employees based on their talents, skills and performance. Windstream will not tolerate discrimination in employment on the basis of race, color, age, sex, sexual orientation, religion, disability, national origin, veteran status or any status protected by applicable law.
Windstream unequivocally prohibits all forms of harassment in the workplace. This prohibition applies to all employees, as well as to employees and representatives of Windstream’s customers and vendors. Harassment includes behavior – whether in person or by other means, such as e-mail – that is offensive and interferes with an employee’s work performance or creates an intimidating, hostile, or offensive work environment. Harassment may take many forms, including unwanted physical contact, sexual advances, threatening behavior, and demeaning comments, jokes or gestures.
If you believe that you have been discriminated against or harassed, you should report that discrimination or harassment to your supervisor, his or her supervisor, your human resources department representative, the Director of Employee Relations, or the Working with Integrity helpline.
Windstream is committed to maintaining a workplace environment in which everyone is treated with fairness and respect. Windstream values diversity as a societal and organizational advantage and proactively seeks to achieve diversity in its workforce. See Human Resources Policies at http://internal.windstream.com/hr/policies.
Questions and Answers
Q.	I believe that I did not receive a promotion because my supervisor knows that I am attempting to become pregnant. I heard my supervisor say that when a woman becomes pregnant, it inevitably interferes with job performance. Is there anything I can do?

A.	Yes. All employment-related decisions at Windstream (e.g., promotion, compensation, training, etc.) must be based on job-related criteria, skills and performance. You should report the situation to your human resources representative.

Q.	My co-workers make jokes about my sexual orientation. Should I just ignore it?

A.	No. Windstream will not tolerate this behavior. Notify the offending individuals that the conduct is not welcome and, if the conduct continues, report the conduct to your human resources representative.

Q.	In my work group, some people have sexually suggestive pictures programmed on their computer screens. What should I do about this?

A.	You should report the behavior to your human resources representative. Sexually suggestive images are unacceptable in the workplace and should be removed immediately. It is also against Windstream policy to receive or send through any medium, including the Internet, any material that could be viewed as obscene, derogatory, or racially, sexually or otherwise offensive.
5. APPEARANCE OF IMPROPRIETY/CONFLICTS OF INTEREST
You should not engage in any conduct that creates either the appearance of impropriety or a conflict of interest with your Windstream employment.
Your conduct creates the appearance of impropriety whenever it would lead a reasonable observer objectively to conclude that you are acting in a manner that is dishonest, unethical, illegal, or otherwise in violation of these guidelines.
A conflict of interest is any interest or activity that is incompatible in any significant respect with your responsibilities as a Windstream employee. Conflicts of interest include relationships with suppliers, contractors, customers, competitors or regulators that may compete for your loyalty to Windstream or that affect your independent judgment on behalf of Windstream. You should perform your job duties based primarily upon what is in the best interest of Windstream and in compliance with any applicable law rather than upon personal considerations or relationships.
It is not possible to identify every instance that results in the appearance of impropriety or a conflict of interest. However, the following guidelines are designed to prevent the most common instances in which they occur.
Business Opportunities
On occasion, you may become aware of possible business opportunities for Windstream, including business with vendors or new customers. You should consider such opportunities strictly for Windstream’s benefit. You must not exploit such opportunities for your personal benefit or become involved in a manner that would divide your loyalty between Windstream and a person or company that may do business with Windstream.

Gifts and Entertainment
For purposes of these guidelines relating to gifts and entertainment, “you” includes your family, and any other person or company with whom or which you have a relationship that involves significant influence or control or in which you or your family have a financial interest.
Gift Giving
You should never give any gift, entertainment, benefit or privilege to a competitor, customer, or anyone who conducts or seeks to conduct business with Windstream when the value is not reasonable in its business context or places the recipient under a real or perceived obligation to you or Windstream.
Gifts of cash, vouchers, gift certificates, loans or securities (including stock), regardless of the amount or value involved, should never, under any circumstances, be given to a competitor, customer, or anyone who conducts or seeks to conduct business with Windstream. Likewise, gifts that are intended to or would result in favorable treatment or influence a business decision, regardless of the amount or value involved, should never, under any circumstances, be given.
For additional guidance, see the Bribes, Kickbacks and Other Improper Payment section below.
Gift Receiving
You should never solicit any gift, entertainment, benefit, or privilege from a competitor, customer, or anyone who conducts or seeks to conduct business with Windstream. You should not accept, and you must notify your supervisor if you are offered, any gifts, entertainment or anything else of value from a competitor, customer, or anyone who conducts or seeks to conduct business with Windstream, other than (1) Nominal Gifts or (2) Ordinary Business Entertainment (as these terms are defined below).
Nominal Gifts are gifts of token to modest value that will not place you under any real or perceived obligation to the donor or gifts used for advertising or promotion as long as they are customarily given in the regular course of business.
Ordinary Business Entertainment generally means entertainment that offers opportunity for benefit to the company and is reasonable in its business context.
Gifts of cash, vouchers, gift certificates, loans or securities (including stock), are not Nominal Gifts or Ordinary Business Entertainment, regardless of the amount or value involved, and should never, under any circumstances, be accepted from a competitor, customer, or anyone who conducts or seeks to conduct business with Windstream. Likewise, gifts that are intended to or would result in favorable treatment or influence a business decision, regardless of the amount or value involved, are not Nominal Gifts or Ordinary Business entertainment and should never, under any circumstances, be accepted. For additional guidance, see Bribes, Kickbacks and Other Improper Payment.

Questions and Answers
Q.	I have been offered a gift or entertainment privilege and am not sure if I should accept it. What should I do?

A.	Any time you are offered or receive a gift or entertainment privilege you should first ask yourself the following two questions:
1.	Is the gift or privilege cash, a gift certificate, securities or some similar monetary equivalent?

2.	Will the gift or privilege result in, or was it intended to result in, favorable treatment to the donor or influence a business decision in favor of the donor?
If the answer to either of the above questions is yes, you may not accept the gift or privilege, regardless of its amount or nature.
If the answer to both questions is no, you must then determine if the gift or entertainment privilege meets the definitions of “Nominal Gift” or “Ordinary Business Entertainment.” If the gift or privilege meets the definition of “Nominal Gift” or “Ordinary Business Entertainment,” you may accept it; if it does not meet either definition, you may not accept it.
Following are a few examples of gifts and business entertainment that meet and do not meet the Nominal Gift or Ordinary Business Entertainment criteria. Remember, if you answered yes to either of the above questions regarding cash/monetary equivalents and favorable treatment or influence, you may not accept the gift even if it otherwise meets the definition of a Nominal Gift or Ordinary Business Entertainment.

Acceptable	Not Acceptable
A holiday gift of a bottle of wine from a supplier, vendor or customer.	A case of fine champagne.

A business meal.

Tickets to a sporting or cultural event.	Tickets to a sporting or cultural event plus airfare and/or hotel accommodations.

Attendance at the annual golf outing hosted by one of Windstream’s outside advisors.	Attendance at the annual golf outing plus an offer to provide airfare and/or hotel accommodations.

An invitation to a hospitality suite at a conference or trade-show.	Weekend trip to a resort that offers little opportunity for benefit to the company.

A marble paperweight of modest value given by a supplier.	Cash, monetary equivalents, regardless of the amount or value involved, or gift certificates from a supplier.

Modest expressions of gratitude or gifts acknowledging personal events such as weddings or births.	A lavish personal gift such as a piece of fine jewelry.
If you have any questions regarding the guidelines for gifts and entertainment, please contact the Working with Integrity helpline or one of the other channels Windstream makes available to you.

Discounts
You should not accept discounts on personal purchases of a vendor’s or customer’s products or services, unless they are generally offered to all Windstream employees, or others having a similar business relationship with the supplier or customer.
Outside Activities
Any outside business interest, including other employment, is not permitted if it:
•	Competes with Windstream’s business in any manner.

•	Interferes with the timely and effective performance of your duties for Windstream. Such interference may include making or receiving phone calls, handling correspondence or participating in meetings during regular business hours.
Volunteer Activities
Windstream encourages you to be involved in volunteer activities that improve or help communities where Windstream operates. If you wish to use Windstream resources or spend work time on these activities, you should obtain the approval of your supervisor prior to beginning the activity. Your supervisor will determine if you are required to take vacation time in connection with your volunteer activities.
Board Memberships
You are encouraged to serve on boards of community or not-for-profit organizations as long as those activities do not create the appearance of impropriety or a conflict of interest with your Windstream employment. When serving on such boards, you should excuse yourself from any discussion or vote on any matter that involves Windstream.
You should not serve as a member of the board of directors of any company that is a competitor of Windstream or has a significant commercial relationship with Windstream without the prior approval of the compliance committee.
Direct Investments and Other Financial Opportunities
For purposes of these guidelines relating to direct investments and other financial opportunities, “you” includes your family and any other person or entity with whom or which you have a relationship that involves significant influence or control.
Investments
You may not have any direct investment or other financial interest in a supplier, contractor, or competitor of Windstream (ownership of less than 1% of the stock of a publicly traded company that competes or does business with Windstream is permissible). You may not accept any loan or guarantee of an obligation from a supplier, contractor or competitor of Windstream. You should notify your supervisor if you acquire a profit or investment opportunity as a result of representing Windstream in the course of your employment.

Financial Opportunities
It may be a conflict of interest if you acquire an interest in an asset, such as real estate, stock or some other type of property, when Windstream has acquired or has publicly disclosed that it will, or you are aware that it will, acquire an interest in that same asset. You must notify the compliance committee if this situation occurs.
Employment of Family Members
Employment by Windstream
Other than in exceptional circumstances where particular arrangements may be authorized by Human Resources, you should never be in a position to influence the employment conditions (e.g., work assignment, compensation, etc.) or performance assessment of a family member who is a Windstream employee, contractor or agent.
Questions and Answers
Q.	May I hire my brother to do some contract work for Windstream if his rates are the best rates available?

A.	Windstream generally prohibits business dealings with employees’ family members. Regardless of your brother’s rates, Windstream will not hire him to perform services under a contract if he will be working under your supervision or if you have any influence over the decision to employ him.
Employment by a Windstream Supplier or Competitor
In some instances, it may also be a conflict of interest if a member of your immediate family is employed by a supplier, contractor or competitor of Windstream. You must contact your human resources representative or one of the other channels Windstream makes available to you if this occurs.
Questions and Answers
Q.	My spouse works for one of Windstream’s competitors. Does this constitute a conflict of interest?

A.	This may or may not be acceptable, depending on the nature of the spouse’s job duties and your job duties. You should contact your human resources representative or one of the other channels Windstream makes available to you for guidance. In no event should you disclose Windstream’s confidential information to your spouse or solicit from your spouse confidential information about his or her employer.
Bribes, Kickbacks and Other Improper Payments
Bribes, kickbacks, payoffs and similar payments are unethical and illegal. You are not permitted to make or authorize any offer, payment, promise, or gift that is intended or appears to influence any person or entity to award business opportunities to Windstream or to make a business decision in Windstream’s favor. You are not permitted to accept any offer, payment, promise, or gift from a third party that is intended or appears to influence Windstream to award business opportunities to that third party or to make business decisions in that party’s favor. For additional guidance, see Gifts and Entertainment and International Business.

6. SAFETY, HEALTH AND THE ENVIRONMENT
Windstream is committed to providing a safe, healthy and alcohol and drug free work place for its employees and for visitors to Windstream’s facilities. The Windstream Pocket Safety Guide, which is available on the Intranet (see http://internal.windstream.com/on_job/safety), provides an easy-to-read, ready reference on Windstream’s basic safety requirements.
Windstream is committed to complying with all applicable environmental laws and regulations.
You are expected to follow all applicable safety, health, and environmental laws, as well as any related Windstream policies. You should report immediately to your supervisor any suspected unsafe or unhealthy conditions in the work place and any concerns regarding the improper handling or disposal of hazardous material or waste.
7. USE AND PROTECTION OF COMPANY ASSETS
Windstream has a large variety of assets including physical assets and intangible assets such as intellectual property. Many are of great value to Windstream’s competitiveness and success as a business. As such, we all have an obligation to protect Windstream’s assets and ensure their proper use. Improper use occurs when you use Windstream property or information for personal gain or advantage, for the advantage of others outside Windstream, such as friends or family members, or to the detriment of a customer or fellow employee.
Windstream assets are maintained and provided for Windstream business use. As a Windstream employee, you are allowed limited personal use of telephones and computers. Excessive personal use of Windstream assets is not allowed. In addition, you must use company assets in accordance with any guidelines, policies, or procedures implemented by Windstream regarding their use. These guidelines, policies, and procedures are posted on the Intranet at http://internal.windstream.com/on_job/infosecurity/.
•	eMail/eMessaging Communications Policy

•	Acceptable Usage Policy

•	Internet Access Policy

•	Password Management Policy

•	End User Software Policy
Physical Assets
Windstream’s physical assets include but are not limited to cash, buildings, equipment, corporate credit cards, and office supplies. Theft, carelessness, and waste have a direct impact on Windstream’s profitability.
•	You should protect Windstream’s assets and ensure their efficient and proper use.

•	You should immediately report the loss, damage, or unauthorized access of Windstream’s assets to the Corporate Security Department at corp.security.internalfraud@windstream.com.

•	You should not leave your computer or other equipment in cars or unsecured areas.

•	Misuse of Windstream’s assets is prohibited and may be considered theft.

Questions and Answers
Q.	I suspect a coworker has stolen a laptop computer. What should I do?

A.	Do not confront the coworker directly. You should report your suspicions to the Corporate Security Department at corp.security.internalfraud@windstream.com.
Information and Communication Systems
Windstream assets also include information and communication systems made available to help you perform your job, such as telephone and facsimile service, Intranet and Internet access, and e-mail.
•	It is inappropriate to use these systems in a manner that interferes with your productivity or the productivity of others.

•	It is not appropriate to give your personal passwords to coworkers other than the IT Helpdesk Staff for purposes of facilitating computer repairs.

•	It is never acceptable to use Windstream’s assets or equipment to access or create material that could be viewed as obscene, derogatory, or racially, sexually or otherwise offensive.

•	Windstream assets may not be used for any unlawful purpose or to access, receive, or transmit any materials that could be viewed as obscene, derogatory or racially, sexually or otherwise offensive.

•	Follow Windstream guidelines, policies, and procedures regarding the use of company assets, including Windstream’s Internet Access Appropriate Use Guidelines, which are posted on the Human Resources section of the Intranet.
Questions and Answers
Q.	I am traveling and will be out of the office. Can I give a coworker my password to approve certain transactions on my behalf?

A.	No. Transferring approval authority by sharing passwords is prohibited. You should make other arrangements for approval in your absence. In fact, passwords are private and are not to be shared with coworkers under any circumstances except that passwords may be shared with IT Helpdesk Staff for purposes of facilitating computer repairs. The user must reset his or her password immediately after repairs are completed.

Q.	Is it okay to use my computer to do homework during my lunch break?

A.	Generally, limited use of company resources for personal use is permitted as long as there is no incremental cost to Windstream.

Q.	If I am not at the Windstream offices and I am on my own time, is it okay if I use my company laptop to view adult material and websites?

A.	No. You may not use Windstream assets, at any time, to view materials that could be viewed as obscene, derogatory, or racially, sexually or otherwise offensive.

Q.	What if I receive an email that contains sexual or other adult content?

A.	If the email comes from another Windstream employee, notify your supervisor. If the email comes from outside Windstream, delete it. In either case, do not forward the email. Transmitting materials that could be viewed as obscene, derogatory, or racially, sexually or otherwise offensive is prohibited.
Intellectual Property and Proprietary Information
Some of Windstream’s most valuable assets are its intellectual property and proprietary information. Examples of these assets include software, software licenses, trademarks, copyrights, trade secrets, business concepts and strategies, and financial data.
•	You should not use Windstream property or systems for your own personal profit or gain.

•	It is not appropriate to disclose confidential or proprietary information.
Questions and Answers
Q.	I am working with an outside vendor to develop a new business proposal. Can we exchange confidential materials through email?

A.	Yes, but only if the information is exchanged in a secure manner and is subject to a company-approved confidentiality agreement. All company proprietary data and customer private information must be encrypted using an approved security solution when sent outside of Windstream. See Windstream’s Enterprise Security Policy Framework, and the underlying Information Classification and Secure Data Transmission policies, at http://internal.windstream.com/on_job/infosecurity/ for detailed information on how to secure Windstream and customer data during external transmissions.
8. PROPERTY RIGHTS OF OTHERS
Windstream respects the property rights of others. In the conduct of business, Windstream will, from time to time, receive and use proprietary information of others, such as customer lists, technical developments or operational data, as well as other material that is not publicly available. This information must be held in confidence and used only in accordance with the agreements under which the information is received. You must not use the information for your own or someone else’s benefit (see Inside Information).
Windstream’s policy is to honor and respect the intellectual property rights of others. Such intellectual property rights include patents, trademarks, service marks, trade secrets and copyrights. You should not engage in any improper use of the intellectual property rights of others, including the unlawful or unauthorized copying, revealing or use of anyone’s intellectual property. You may not copy software or bring in software programs from home. Only software properly licensed by Windstream is permitted on Windstream computers.

Questions and Answers
Q.	I am new to Windstream, having previously worked for a competitor. My supervisor has asked me to write a memo to her outlining everything I know about the business plans and strategy of my former employer that could help Windstream gain an advantage. Should I write the memo?

A.	No. It is improper to reveal, or to be asked to reveal, the confidential information or trade secrets of a former employer.

Q.	One of my colleagues just purchased a new software program that I would like to use. My department cannot afford to buy additional copies right now. May I copy the new software onto another computer?

A.	No. Unauthorized copying of software is a violation of copyright law and of Windstream policy.
9. CUSTOMER ACCOUNTS
Customer account information is considered proprietary and confidential in nature. As such, every employee should protect the use and access to this information. See Customer and Employee Privacy.
Falsifying or altering customer accounts or customer transactions is prohibited. Accessing your own personal billing account information or account information of family members and friends is not allowed.
Questions and Answers
Q.	Can I apply an adjustment to my own account?

A.	No. Employees are not allowed to make adjustments, apply payments, credits, or make changes of any kind to their own accounts.

Q.	I believe a sales representative in my store is adding features to customer accounts without their knowledge. What should I do?

A.	You should report this activity to your supervisor. If you are not satisfied with the response you receive, contact the Working with Integrity helpline. It is not appropriate to add features, or make changes of any kind to a customer’s account, without the customer’s knowledge. Acts of this nature will be considered fraud and will be dealt with appropriately.
10. CUSTOMER AND EMPLOYEE PRIVACY
In the conduct of business, Windstream collects and maintains personal information and data about customers and employees. Many of you have access to this personal information and data in the performance of your duties for Windstream. Protecting the privacy of our customers and employees is fundamental to Windstream’s business. You must comply with laws regulating disclosure of customer and employee records or other communications.

•	Customer communications, call records and account and payment information are confidential. Only employees who need to know such information in the course of employment should access customer information. You should not disclose this information to any other Windstream employee unless that employee has a need to know such information in the course of employment. Except as required to comply with law, you should never disclose this information to any party other than the customer or an individual whose access has been authorized by the customer. You may not engage in or allow anyone else to engage in unauthorized listening, recording or other disclosure of customer communications.

•	Employee compensation, benefits, and personnel records and information are confidential. Only employees who need to know such information in the course of employment should access such employee information. You should not disclose this information to any other Windstream employee unless that employee has a need to know such information in the course of employment. Except as required to comply with law, you should never disclose this information to any party other than the employee or an individual whose access has been authorized by the employee.
Questions and Answers
Q.	One of my coworkers pulled up the call records of his old girlfriend. He shared the information with others. Is this acceptable?

A.	No. Customer information, including billing information and call detail records, is confidential and should never be accessed or used for anything other than business reasons.

Q.	A customer’s spouse has requested account information. The account does not list the spouse as having authorized access. Should I give out the information?

A.	No. You should never disclose customer information to any third party unless the customer has authorized such party’s access or as required to comply with law.
11. ANTITRUST LAWS
Antitrust laws promote fair and open competition. Under the antitrust laws, Windstream must be completely independent to set its own prices and sales levels and to choose its own markets, customers, and suppliers. To maintain this independence, there are certain things Windstream and its employees can never do. You can never discuss with a Windstream competitor pricing or pricing policy, costs, marketing or strategic plans, or proprietary or confidential information. You cannot agree or even discuss with a competitor the prices Windstream will charge customers, nor can you agree to divide customers or markets, or to boycott certain customers, suppliers or competitors. Even where there is no formal written agreement, the mere exchange of information can create the appearance of an informal understanding, creating potential antitrust and fair competition risk.
The following guidelines provide a basic foundation to assist you in complying with these laws:
•	Oral discussions and informal arrangements can, in certain instances, constitute an “agreement” that is subject to antitrust law. Therefore, you should be mindful of these guidelines in all communications with any competitor.

•	You should never have any communication with a competitor regarding present or future prices, profit margins or costs, bids or intended bids, terms or conditions of sale, market shares, sales territories, distribution practices or other competitive information.

•	Do not talk to competitors about, or agree to fix or control, prices or terms of sale.

•	Do not talk with competitors about, or agree to allocate or apportion, products, markets, territories or customers.

•	Do not agree with competitors to boycott certain customers or suppliers.

•	Do not disclose Windstream’s bid or solicit information regarding confidential bid proposals.

•	Do not require customers, as a condition to doing business, to buy from Windstream before Windstream agrees to buy from them.

•	Do not require customers to take a product or service they do not want in order to get from Windstream a product or service they do want.

•	Do not agree with a customer to establish or fix the customer’s resale prices or other terms or conditions of sale.
If you have any questions regarding compliance with antitrust laws, contact the Legal Department.
Questions and Answers
Q.	What are examples of “acceptable” methods to obtain information about competitors?

A.	You should only use publicly available information. Examples include annual reports, regulatory filings, stockbroker or transportation expert analyses, press releases, the Internet, trade journals, patents, etc.

Q.	During a dinner break at an industry conference, someone who works for one of Windstream’s competitors mentioned that his company was considering increasing prices because of certain industry pressures. Everyone knows that Windstream is also experiencing these same pressures. Is it okay for me to discuss our pricing plans?

A.	No. You may never discuss pricing with a competitor. This prohibition applies equally to learning the competitor’s pricing practices or plans (other than from publicly available information) and to revealing those of Windstream. As soon as you realize that a competitor is starting to raise the subject, you should break off the discussion.
12. INSIDE INFORMATION
As a Windstream employee, you may learn information about Windstream, or other publicly traded companies, that is not generally known to the public and that could affect a person’s decision to buy, sell or hold that company’s stock. Such information is known as “material non-public information.” Examples of material non-public information include financial results, financial forecasts, possible mergers, acquisitions or dispositions, significant financial developments, and significant business plans or programs. Any non-public information that would influence your own decision to buy or sell that company’s stock probably is material, non-public information.
Material non-public information must be held in the strictest confidence. You must not disclose such information to anyone unless such disclosure is necessary to carry on Windstream business in an effective and proper manner and appropriate steps have been taken by Windstream to prevent the misuse of the information.
If you know material nonpublic information about Windstream or another publicly traded company, you are prohibited from trading in that company’s stock until such information has been publicly disclosed. You are also prohibited from recommending or suggesting that another person buy, sell or retain stock in the company until such information has been publicly disclosed.
Windstream also imposes specific insider trading compliance procedures on its directors and certain officers to prevent such individuals from violating the insider trading policy described in this section. These procedures also are designed to prevent the covered individuals from violating, or causing Windstream to violate, certain securities laws applicable to such individuals or the company.
Questions and Answers
Q.	I overheard in the cafeteria that Windstream is planning to acquire another large company. Can I buy or sell Windstream shares or securities of the other company?

A.	No. The prohibition against trading applies to any information you obtain in the course of your employment regardless of how you obtained it.

Q.	Occasionally, I receive information affecting quarterly earnings prior to public release. I purchase Windstream shares every pay period as part of the Employee Stock Purchase Plan. Are these purchases allowed?

A.	Yes. Periodic purchases of stock that are automatic under a benefits plan are permitted, even if you possess inside information at the time. However, you may not transfer your investment into or out of the company stock fund while you possess such information.

Q.	May I tell my uncle about something important going on at Windstream so that he can buy or sell Windstream shares?

A.	No. You may not pass material nonpublic information to your uncle to help him profit or try to gain something personally. In addition to breaching a duty to Windstream, you could be found liable for insider trading in those circumstances. Your uncle could also be liable.
13. INTERNATIONAL BUSINESS
Employees involved in international operations must know and abide by the laws of the United States, including the Foreign Corrupt Practices Act (FCPA), and the countries in which such operations are being conducted. Under the FCPA you may not give, offer or promise anything of value to foreign officials or foreign political parties, officials or candidates, for the purpose of influencing them to misuse their official capacity to obtain or keep for, or direct business to, Windstream or to gain any improper advantage for Windstream. In addition, the FCPA prohibits knowingly falsifying a company’s books and records or knowingly circumventing or failing to implement accounting controls. The prohibitions of the FCPA apply to Windstream employees as well as third parties engaged by Windstream (such as consultants and professional advisors).
If you are not familiar with the FCPA or the laws of any foreign country in which you are involved in the course of your employment, contact the compliance committee prior to negotiating any foreign transaction.
For additional guidance, see Gifts and Entertainment and Bribes, Kickbacks and Other Improper Payments.
14. POLITICAL CONTRIBUTIONS AND ACTIVITIES
Corporate Contributions
You may not make any contribution on behalf of Windstream, or use Windstream’s name, funds, property or services for the support of any political party or candidate, unless the contribution or activity is authorized in advance by the compliance committee.
Employee Political Participation
Windstream encourages employees to participate in the political process by voting or otherwise being involved in political activity. However, you should not conduct these activities on company time or use company resources such as telephones, computers or supplies. Furthermore, you should never create the impression that you are speaking or acting on behalf of Windstream when engaging in political activity or expressing a political opinion. Employees must comply at all times with the provisions of Windstream’s Employee Solicitation policy outlined in People Practices on the Intranet at http://internal.windstream.com/hr/policies/.
Windstream maintains a political action committee, known as WINPAC, for the purpose of supporting political candidates and issues that support and advance Windstream’s business interests. Participation in WINPAC is voluntary.
Questions and Answers
Q.	I strongly support a candidate for office in the upcoming election. May I hand out campaign literature at work?

A.	No. You may not distribute such materials on Windstream premises.

Q.	May I speak at a political rally being held outside of business hours?

A.	Yes. However, you should make it clear to the event sponsors that you are not representing Windstream. Also, you should not wear any item with the Windstream name on it. Your audience at the rally must not be led to believe that Windstream is endorsing a particular candidate or political view.

15. WAIVERS
Any waiver of these guidelines for directors or executive officers may be made only by the audit committee of Windstream’s board of directors. Any waivers will be promptly disclosed as required by law or by the rules of the Securities and Exchange Commission or the New York Stock Exchange.
16. CONCLUSION
Thank you for taking time to become familiar with Windstream’s Working with Integrity program. Windstream’s Working with Integrity program conveys management’s philosophy and expectations for employees to be ethical and comply with the law. There will be instances in which these guidelines will not specifically address the circumstances in which you are involved. When this occurs, you may find it helpful to:
•	Search Windstream’s Intranet for topics on specific policies and procedures.

•	Seek advice from your supervisor or management team.

•	Seek guidance from your local human resource representative.

•	Contact Windstream’s Working with Integrity helpline or website.
To ensure Windstream’s continued success, each of us, working together, must continue to establish and meet the highest standards of business ethics and personal integrity in all of our business endeavors.
Nothing in these ethical guidelines is intended to create a contract binding you or Windstream to an agreement of employment for a specific period of time. Unless contrary to applicable law, your employment can be terminated by either you or Windstream at any time, for any reason or no reason, with or without notice.
The ethical guidelines contained in this Working with Integrity brochure constitute Windstream’s code of ethics for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the New York Stock Exchange. No other company guideline, policy or procedure referenced or linked in this brochure or adopted by Windstream from time to time is part of the code of ethics for purposes of the Sarbanes-Oxley Act of 2002 or the New York Stock Exchange rules unless such guideline, policy or procedure is expressly identified as such by the compliance committee.
We are all accountable
for adherence to
Windstream’s Working with
Integrity guidelines

WORKING WITH INTEGRITY COMMUNICATIONS FORM
___ Question concerning the principles described in Windstream’s Working With Integrity program
___ Report of conduct that is inconsistent with Windstream’s Working With Integrity program
Question/Summary of Report

Reporting associate’s name:

Phone number:

Signature of reporting associate:

Date:
Use interoffice restricted/confidential envelope and mail completed form to:
Windstream’s Working With Integrity
Compliance Committee

Throughout the communities we serve, Windstream employees are known as talented, creative, and committed to quality service. Above all, we are known as people of integrity. We have always believed that ethical behavior is a cornerstone for how we conduct ourselves...with our customers...our stockholders... and each other.